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                                                           FOR IMMEDIATE RELEASE
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                                                    Contact: Claudia M. Pieropan
                                                         Chief Financial Officer
                                                                  (949) 559-4444


HINES HORTICULTURE, INC. ANNOUNCES PROPOSED PUBLIC OFFERING

     Irvine, California, May 6, 1998 -- Hines Horticulture, Inc., a newly-formed Delaware corporation which will succeed to the business of Hines Holdings, Inc., announced today that it has filed a registration statement with the Securities and Exchange Commission relating to a proposed initial public offering of common stock by the company and certain selling stockholders. The company expects that the offering will be completed in the end of the second quarter or the beginning of the third quarter of 1998.

     The proceeds of the offering to be received by the Company are expected to be used to prepay a portion of the 11 3/4% Senior Subordinated Notes due 2005 of Hines Horticulture, Inc., a wholly-owned subsidiary of the issuer (to be renamed Hines Nurseries, Inc. prior to the closing of the offering), to prepay certain indebtedness of the company under certain notes payable and to fund a portion of the company's 1998 expansion plans.

     A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior

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to registration or qualification under the securities laws of any such State. A copy of the registration statement may be obtained from the SEC's website at "www.sec.gov."

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